Exhibit T3A-3

Electronic Articles of Organization For Florida Limited Liability Company	L17000257665 FILED 8:00 AM December 18, 2017 Sec. Of State crico

Article I

The name of the Limited Liability Company is:

242 CANNABIS, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

811 POINCIANA DRIVE

FORT LAUDERDALE, FL.    33301

The mailing address of the Limited Liability Company is:

2300 E LAS OLAS BL VD

5TH FLR

FORT LAUDERDALE, FL.    33301

Article III

Other provisions, if any:

THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED IN THIS ST ATE.

Article IV

The name and Florida street address of the registered agent is:

COGENCY GLOBAL INC.

115 NORTH CALHOUN STREET

SUITE 4

TALLAHASSEE, FL.    32301

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: BIBIANN M. CONCAILDI

L17000257665 FILED 8:00 AM December 18, 2017 Sec. Of State crico

Article V

The name and address of person(s) authorized to manage LLC:

Title:    MGR

CATHERINE DEFRANCESCO

811 POINCIANA DRIVE

FORT LAUDERDALE, FL. 33301

Article VI

The effective date for this Limited Liability Company shall be:

12/18/2017

Signature of member or an authorized representative

Electronic Signature: VICTORIA SUTKOWSKI, AUTHORIZED REP

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain "active" status.